EXHIBIT 4.2

FORM OF WARRANT

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) BATHGATE CAPITAL PARTNERS LLC (“BATHGATE”) OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF BATHGATE OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

WARRANT

FOR THE PURCHASE OF

180,000 SHARES OF COMMON STOCK

OF

TRI-S SECURITY CORPORATION.

THIS WARRANT IS NOT EXERCISABLE PRIOR TO          , 2005.

VOID AFTER 5:00 P.M. MOUNTAIN TIME,           , 2009.

This certifies that, in consideration of $100 duly paid by or on behalf of              (the “Holder”), as registered owner of this Warrant, to Tri-S Security Corporation (the “Company”), Holder is entitled, at any time or from time to time after            , 2005 (the “Commencement Date”), and at or before  5:00 p.m., Mountain Time,             , 2009 (the “Expiration Date”), but not  thereafter, to subscribe for, purchase and receive, in whole or in part, up to One Hundred Eighty Thousand (180,000) Shares (the “Shares”) of the common stock of the Company, par value $0.001 per  share (the “Common Stock”).  If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at $         per Share so purchased; provided,  however, that upon the occurrence of any of the events specified in Section 5  hereof, the rights granted by this Warrant, including the exercise  price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

SECTION I

EXERCISE

1.01                           Exercise Procedure. In order to exercise this Warrant, the  exercise form attached hereto must be duly executed and completed and delivered  to the Company, together with this Warrant and payment of the  Exercise Price for the Shares being purchased payable in cash or by certified  check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Mountain time, on the Expiration Date this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

1.02                           Legend. Each certificate for the securities purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law.”

1.03.                        Conversion Right.  In addition to and without limiting the rights of the Warrantholder under the terms of the Warrant, the Holder shall have the right (the “Conversion Right”) to convert this Warrant or any portion thereof into Shares as provided in this Paragraph 2(c) at any time or from time to time prior to its expiration.

(a)                                  Upon exercise of the Conversion Right with respect to a particular number of Warrants (the “Converted Warrants”), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Shares computed using the following formula:

X =	Y(A-B)
A

Where:

X =                             the number of Shares and/or Warrants to be issued to the Holder;

Y =                              the number of Shares and/or Warrants to be converted under this Warrant;

A =                            the average of the Current Market Price of one share of Common Stock for the five Trading Days immediately preceding the Conversion Date (as defined below); and

B =                              the Share Exercise Price.

(b)                                 No fractional Shares shall be issuable upon exercise of the Conversion Right, and if the number of Shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price.

(c)                                  The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company or at the office of the Company’s stock transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to the Warrant which are being surrendered on the reverse side of the Warrant, in exercise of the Conversion Right.  Such conversion shall be effective upon receipt by the Company of the Warrant, or on such later date as is specified therein (the “Conversion Date”), but not later than the Expiration Date.  Certificates for the Converted Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Warrant Share and, in the case of a partial exercise a new Warrant evidencing the Warrant Shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

1.04.                        Holder Deemed Holder of Record.  Upon receipt of the Warrant by the company as described in Paragraph 2(a) or 2(c) above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

SECTION II

TRANSFER

2.01.                        Restrictions—General. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) Bathgate Capital Partners LLC (“Bathgate”) or an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of Bathgate or of any such underwriter or selected dealer. On and after the first anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted  assignment, the Holder must deliver to the Company the assignment form attached  hereto duly executed and completed, together with the Warrant and  payment of all transfer taxes, if any, payable in connection therewith. The  Company shall within five business days transfer this Warrant on  the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s)  expressly evidencing the right to purchase the aggregate number of Shares  purchasable hereunder or such portion of such number as shall be contemplated by  any such assignment.

2.02.                        Restrictions—Securities. The securities evidenced by this Warrant shall not be transferred unless and until (i) the Company has received  the opinion of counsel for the Holder that the securities may be transferred  pursuant to an exemption from registration under the Act and applicable state  securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of  David H. Drennen, Esq. shall be deemed satisfactory evidence of the availability of  an exemption), or (ii) a registration statement or a post-effective amendment to  the Registration Statement relating to such securities has been filed by the  Company and declared effective by the Securities and Exchange Commission (the  ”Commission”) and compliance with applicable state securities law has been  established.

SECTION III

NEW PURCHASE OPTIONS TO BE ISSUED

3.01.                     Partial Exercise. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event  of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or  assignment form and funds sufficient to pay any Exercise Price and/or transfer  tax, the Company shall cause to be delivered to the Holder without charge a new  Warrant of like tenor to this Warrant in the name of  the Holder evidencing the right of the Holder to purchase the number of Shares  purchasable hereunder as to which this Warrant has not been  exercised or assigned.

3.02.                        Loss, Theft, Destruction. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

SECTION IV

REGISTRATION RIGHTS

4.01.                        Demand Registration.    (a) The Company, upon written demand (the “Initial Demand Notice”) of the  Holder(s) of at least 51% of the Warrants and/or the underlying  Shares and/or the underlying securities (the “Majority Holders”), agrees to  register on one occasion, all or any portion of the Warrants  requested by the Majority Holders in the Initial Demand Notice and all of the  securities underlying such Warrants, including the Shares, Common  Stock, the Warrants and the Common Stock underlying the Warrants (collectively,  the “Registrable Securities”). On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within sixty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of five years beginning on the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

(b)                                 The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the  Majority Holder(s); provided, however, that in no event shall the Company be  required to register the Registrable Securities in a state in which such  registration would cause (i) the Company to be obligated to qualify to do  business in such state, or would subject the Company to taxation as a foreign  corporation doing business in such jurisdiction or (ii) the principal  stockholders of the Company to be obligated to escrow their shares of capital  stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5.1.1 to remain effective for a period of nine consecutive months from the effective date of such registration statement or post-effective amendment.

4.02.                        “Piggy-Back” Registration.   (a)  In addition to the demand right of registration, the Holders of the Warrants shall have the right for a period of seven years commencing on  the Effective Date, to include the Registrable Securities as part of any other  registration of securities filed by the Company (other than in connection with a  transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to  Form S-8); provided, however, that if, in the written opinion of the Company’s  managing underwriter or underwriters, if any, for such offering, the inclusion  of the Registrable Securities, when added to the securities being registered by  the Company or the selling stockholder(s), will exceed the maximum amount of the  Company’s securities which can be marketed (i) at a price reasonably related to  their then current market value, and (ii) without materially and adversely  affecting the entire offering, then the Company will still be required to  include the Registrable Securities, but may require the Holders to agree, in  writing, to delay the sale of all or any portion of the Registrable Securities  for a period of 90 days from the effective date of the offering, provided,  further, that if the sale of any Registrable Securities is so delayed, then the  number of securities to be sold by all stockholders in such public offering  during such 90 day period shall be apportioned pro rata among all such selling  stockholders, including all holders of the Registrable Securities, according to  the total amount of securities of the Company owned by said selling  stockholders, including all holders of the Registrable Securities.

4.03.                        Costs of Registration.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Registrable Securities. In the event of such a proposed  registration, the Company shall furnish the then Holders of outstanding  Registrable Securities with not less than fifteen days written notice prior to  the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Warrant is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

4.04.                        Damages. Should the registration or the effectiveness thereof required by  Sections 4.01 and 4.02 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Company shall, in addition to any  other equitable or other relief available to the Holder(s), be liable for any  and all incidental, special and consequential damages sustained by the  Holder(s), including, but not limited to, the loss of any profits that might  have been received by the Holder upon the sale of shares of Common Stock or  Warrants (and shares of Common Stock underlying the Warrants) underlying this  Warrant.

4.05.                        Indemnification.  The Company shall indemnify the Holder(s) of the Registrable Securities to  be sold pursuant to any registration statement hereunder and each person, if  any, who controls such Holders within the meaning of Section 15 of the Act or  Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange  Act”), against all loss, claim, damage, expense or liability (including all  reasonable attorneys’ fees and other expenses reasonably incurred in  investigating, preparing or defending against litigation, commenced or  threatened, or any claim whatsoever whether arising out of any action between  the Underwriter and the Company or between the Underwriter and any third party  or otherwise) to which any of them may become subject under the Act, the  Exchange Act or otherwise, arising from such registration statement but only to  the same extent and with the same effect as the provisions pursuant to which the  Company has agreed to indemnify the Underwriters contained in Section 5 of the  Underwriting Agreement between the Company, Bathgate and the other Underwriters named therein dated the Effective Date. The Holder(s) of the  Registrable Securities to be sold pursuant to such registration statement, and  their successors and assigns, shall severally, and not jointly, indemnify the  Company, its officers and directors and each person, if any, who controls the  Company within the meaning of Section 15 of the Act or Section 20(a) of the  Exchange Act, against all loss, claim, damage, expense or liability (including  all reasonable attorneys’ fees and other expenses   reasonably incurred in investigating, preparing or defending against any claim  whatsoever) to which they may become subject under the Act, the Exchange Act or  otherwise, arising from information furnished by or on behalf of such Holders,  or their successors or assigns, in writing, for specific inclusion in such  registration statement to the same extent and with the same effect as the  provisions contained in Section 5 of the Underwriting Agreement pursuant to  which the Underwriters have agreed to indemnify the Company.

4.06.                        No Requirement to Exercise.  Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of anyregistration statement or the effectiveness thereof.

4.07.                        Counsel and Accountants.  The Company shall furnish Bathgate, as representative of  the Holders participating in any of the foregoing offerings, a signed  counterpart, addressed to the participating Holders, of (i) an opinion of  counsel to the Company, dated the effective date of such registration statement  (and, if such registration includes an underwritten public offering, an opinion  dated the date of the closing under any underwriting agreement related thereto),  and (ii) a “cold comfort” letter dated the effective date of such registration  statement (and, if such registration includes an underwritten public offering, a  letter dated the date of the closing under the underwriting agreement) signed by  the independent public accountants who have issued a report on the Company’s  financial statements included in such registration statement, in each case  covering substantially the same matters with respect to such registration  statement (and the prospectus included therein) and, in the case of such  accountants’ letter, with respect to events subsequent to the date of such  financial statements, as are customarily covered in opinions of issuer’s counsel  and in accountants’ letters delivered to underwriters in underwritten public  offerings of securities. The Company shall also deliver promptly to Bathgate, as representatives of the Holders participating in the offering,  the correspondence and memoranda described below and copies of all  correspondence between the Commission and the Company, its counsel or auditors  and all memoranda relating to discussions with the Commission or its staff with  respect to the registration statement and permit Bathgate, as  representatives of the Holders, to do such investigation, upon reasonable  advance notice, with respect to information contained in or omitted from the  registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities  Dealers, Inc. (the “NASD”). Such investigation shall include access to books,  records and properties and opportunities to discuss the business of the Company  with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as Bathgate, as  representative of the Holders, shall reasonably request. The Company shall not  be required to disclose any confidential information or other records to Bathgate, as representative of the Holders, or to any other  person, until and unless such persons shall have entered into reasonable  confidentiality agreements (in form and substance reasonably satisfactory to the  Company), with the Company with respect thereto.

4.08.                        Underwriting Agreement.  The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 5, which managing underwriter shall be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to  any underwriting agreement relating to an underwritten sale of their Registrable  Securities and may, at their option, require that any or all the  representations, warranties and covenants of the Company to or for the benefit  of such underwriters shall also be made to and for the benefit of such Holders.  Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may    relate to such Holders and their intended methods of distribution. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 4.  Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to affect the registration of the Registrable Securities.

4.09. Effect of Rule 144.  Notwithstanding anything contained in this Section 5 to the contrary, the  Company shall have no obligation pursuant to Sections 4(a) or 5(b) for the  registration of Registrable Securities held by any Holder (i) where such Holder  would then be entitled to sell under Rule 144 within any three-month period (or  such other period prescribed under Rule 144 as may be provided by amendment  thereof) all of the Registrable Securities then held by such Holder, and (ii)  where the number of Registrable Securities held by such Holder is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Holder  were an affiliate within the meaning of Rule 144).

4.10. Notice to Company.  Each Holder agrees, that upon receipt of any notice from the Company of the  happening of any event as a result of which the prospectus included in the  Registration Statement, as then in effect, includes an untrue statement of a  material fact or omits to state a material fact required to be stated therein or  necessary to make the statements therein not misleading in light of the  circumstances then existing, such Holder will immediately discontinue  disposition of Registrable Securities pursuant to the Registration Statement  covering such Registrable Securities until such Holder’s receipt of the copies  of a supplemental or amended prospectus, and, if so desired by the Company, such  Holder shall deliver to the Company (at the expense of the Company) or destroy  (and deliver to the Company a certificate of such destruction) all copies, other  than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such  notice.

SECTION V

ADJUSTMENTS

5.01.                        Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

(a)                                  If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Shares purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Warrant is for the purchase of one Share at $7.20 per whole Share, upon effectiveness of the dividend, this Warrant will be adjusted to allow for the purchase of one Share at $7.20 per Share, each Share entitling the holder to receive two shares of Common Stock.

(b)                                 If after the date hereof, and subject to the provisions of Section 6.4, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, issuable upon exercise of the Warrants included in each of the Shares purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

(c)                                  In case of any reclassification or reorganization of the outstanding  shares of Common Stock other than a change covered by Section 6(a)(i) or  6(a)(ii) hereof or that solely affects the par value of such shares of Common  Stock, or in the case of any merger or consolidation of the Company with or into  another corporation (other than a consolidation or merger in which the Company  is the continuing corporation and that does not result in any reclassification  or reorganization of the outstanding shares of Common Stock), or in the case of  any sale or conveyance to another corporation or entity of the property of the  Company as an entirety or substantially as an entirety in connection with which  the Company is dissolved, the Holder of this Warrant shall have the  right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate  Exercise Price payable hereunder immediately prior to such event, the kind and  amount of shares of stock or other securities or property (including cash)  receivable upon such reclassification, reorganization, merger or consolidation,  or upon a dissolution following any such sale or transfer, by a Holder of the  number of shares of Common Stock of the Company obtainable upon exercise of this  Warrant and the underlying Warrants immediately prior to such  event; and if any reclassification also results in a change in shares of Common  Stock covered by Section 6(a)(i) or 6(a)(ii), then such adjustment shall be made  pursuant to Sections 6(a)(i), 6(a)(ii) and this Section 6(a)(iii). The provisions of this Section 6(a)(iii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(d)                                 This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.02.                        Substitute Warrant. In case of any consolidation of the Company  with, or merger of the Company with, or merger of the Company into, another  corporation (other than a consolidation or merger which does not result in any  reclassification or change of the outstanding Common Stock), the corporation  formed by such consolidation or merger shall execute and deliver to the Holder a  supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right  thereafter (until the stated expiration of such Warrant) to  receive, upon exercise of such Warrant, the kind and amount of  shares of stock and other securities and property receivable upon such  consolidation or merger, by a holder of the number of shares of Common Stock of  the Company for which such Warrant might have been exercised  immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

5.03.                        Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

5.04.                        Reservation and Listing. The Company shall at all times reserve and keep  available out of its authorized shares of Common Stock, solely for the purpose  of issuance upon exercise of the Warrants or the Warrants  underlying the Warrant, such number of shares of Common Stock or  other securities, properties or rights as shall be issuable upon the exercise  thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of  Common Stock and other securities issuable upon such exercise shall be duly and  validly issued, fully paid and non-assessable and not subject to preemptive  rights of any stockholder. The Company further covenants and agrees that upon  exercise of the Warrants underlying the Warrants and payment of the  respective Warrant exercise price therefor, all shares of Common Stock and other  securities issuable upon such exercise shall be duly and validly issued, fully  paid and non-assessable and not subject to preemptive rights of any stockholder.  As long as the Warrants shall be outstanding, the Company shall use  its best efforts to cause all (i) Shares and shares of Common Stock issuable upon  exercise of the Warrants, (iii) Warrants issuable upon exercise of  the Warrants and (iv) shares of Common Stock issuable upon exercise  of the Warrants included in the Shares issuable upon exercise of the Warrant to be listed (subject to official notice of issuance) on all  securities exchanges (or, if applicable on the Nasdaq National Market, SmallCap  Market, OTC Bulletin Board or any successor trading market) on which the Shares,  the Common Stock or the Public Warrants issued to the public in connection  herewith may then be listed and/or quoted.

SECTION VI

CERTAIN NOTICE REQUIREMENTS

6.01.                        Right to Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of  the Warrants and their exercise, any of the events described in  Section 8(b) shall occur, then, in one or more of said events, the Company shall  give written notice of such event at least fifteen days prior to the date fixed  as a record date or the date of closing the transfer books for the determination  of the stockholders entitled to such dividend, distribution, conversion or  exchange of securities or subscription rights, or entitled to vote on such  proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

6.02.                        Enumerated Events. The Company shall be required to give the notice  described in this Section 8 upon one or more of the following events: (i) if the  Company shall take a record of the holders of its shares of Common Stock for the  purpose of entitling them to receive a dividend or distribution payable  otherwise than in cash, or a cash dividend or distribution payable otherwise  than out of retained earnings, as indicated by the accounting treatment of such  dividend or distribution on the books of the Company, or (ii) the Company shall  offer to all the holders of its Common Stock any additional shares of capital  stock of the Company or securities convertible into or exchangeable for shares  of capital stock of the Company, or any option, right or warrant to subscribe  therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection  with a consolidation or merger) or a sale of all or substantially all of its  property, assets and business shall be proposed.

6.03.                        Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (the “Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

6.04.                        Notice Delivery. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) If to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Tri-S Security Corporation

3700 Mansell Road, Suite 220

Alpharetta, Georgia 30022

Attn:  President

SECTION VII

MISCELLANEOUS

7.01.                        Amendments. The Company and Bathgate may from time to time supplement or  amend this Warrant without the approval of any of the Holders in  order to cure any ambiguity, to correct or supplement any provision contained  herein that may be defective or inconsistent with any other provisions herein,  or to make any other provisions in regard to matters or questions arising  hereunder that the Company and Bathgate may deem necessary or desirable and  that the Company and Bathgate deem shall not adversely affect the interest of  the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.    (b) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Share Purchase Option.    10. Entire Agreement. This Warrant (together with the other  agreements and documents being delivered pursuant to or in connection with this  Warrant) constitutes the entire agreement of the parties hereto  with respect to the subject matter hereof, and supersedes all prior agreements  and understandings of the parties, oral and written, with respect to the subject  matter hereof.

7.02.                        Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

7.03.                        Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflict of laws. The Company hereby agrees that any action,  proceeding or claim against it arising out of, or relating in any way to this  Warrant shall be brought and enforced in the courts of the State of  Colorado or of the United States of America for the District of Colorado, and irrevocably submits to such jurisdiction, which jurisdiction shall be  exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process  or summons to be served upon the Company may be served by transmitting a copy  thereof by registered or certified mail, return receipt requested, postage  prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree  that the prevailing party(ies) in any such action shall be entitled to recover  from the other party(ies) all of its reasonable attorneys’ fees and expenses  relating to such action or proceeding and/or incurred in connection with the  preparation therefor.

7.04.                        Waivers. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

7.05.                        Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

7.06.                        Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Warrant, Holder agrees that, at any time prior to the complete exercise of this Warrant by Holder, if the Company and Bathgate enter into an agreement (the “Exchange Agreement”) pursuant to which they agree that all outstanding Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the               day of               , 2004.

TRI-S SECURITY CORPORATION

By:
Name:
Title:

PURCHASE FORM

Dated:	.

The undersigned hereby irrevocably elects to exercise this Warrant to the extent of purchasing                 Shares of common stock and hereby tenders payment of the exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Please type or print in block letters)

Address:

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                    , hereby sells, assigns and transfers unto

Name
(Please type or print in block letters)

Address

the right to purchase Shares of Tri-S Securities Corporation represented by this Warrant to the extent of                  Shares

as to which such right is exercisable and does hereby irrevocably constitute and appoint                              attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature	Dated

Notice:  the signature on this assignment must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

WARRANT CONVERSION EXERCISE FORM

Pursuant to Section 1.03 of the Warrant, the Holder hereby irrevocably elects to convert Warrants with respect to Shares of the Company into                         Shares of the Company.  A conversion calculation is attached hereto as Exhibit A-1.

The undersigned requests that certificates for such Shares be issued as follows:

Name:

Address:

Deliver to:

and that a new Warrant for the balance remaining of the Warrants, if any, subject to the Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Signature	Dated

Exhibit A-1

CALCULATION OF WARRANT CONVERSION

Converted Securities (Y)	=

Current Market Price (A)	=	$

Exercise Price (B)	=	$

Converted Shares (X)	=	Y(A-B)/A

Fractional Converted Shares (1)	=

Where:

X =                             the number of Shares and/or Warrants to be issued to the Holder;

Y =                              the number of Shares and/or Warrants to be converted under this Warrant;

A =                            the Current Market Price of one share of Common Stock (calculated as described below); and

B =                              the Share Exercise Price.

(1)  Company to pay for fractional Shares in cash @ $                                           per Share.